Exhibit 99.1
Performant Financial Corporation Announces Financial Results for Third Quarter 2022
Livermore, Calif., November 8, 2022 - Performant Financial Corporation (Nasdaq: PFMT), (the "Company"), a leading provider of technology-enabled audit, recovery, and related analytics services in the United States with a focus in the healthcare payment integrity services industry, today reported the following financial results for its third quarter ended September 30, 2022:

Third Quarter Financial Highlights

•Total revenues of $27.2 million, compared to revenues of $28.6 million in the prior year period.
•Healthcare revenues of $23.5 million, compared to $20.0 million in the prior year period, an increase of approximately 18%
•Net loss of approximately $1.5 million, or $(0.02) per diluted share, compared to net loss of $1.7 million, or $(0.03) per diluted share, in the prior year period.
•Adjusted net loss was $1.7 million, or $(0.02) per diluted share, compared to adjusted net income of 0.1 million, or $— per diluted share, in the prior year period.
•Adjusted EBITDA of $(0.3) million, compared to $2.7 million in the prior year period.

Third Quarter 2022 Results
Total revenues in the third quarter were $27.2 million, a decrease from revenues of $28.6 million in the prior year period. Healthcare revenues in the third quarter of 2022 were $23.5 million, an increase of 18% from revenues of $20.0 million in the prior year period. Within Healthcare, claims-based services revenue in the third quarter of 2022 was $10.4 million, while revenues from eligibility-based services in the third quarter was $13.1 million.
“We are excited to see our efforts successfully drive strong top line growth particularly among commercial payors,” stated Simeon Kohl, President of Performant. “Our recently announced strategic engagement with Priority Health highlights our partnership model for commercial payors, and our focus of growing our healthcare operations through a customized high-touch approach. As we go to market as a pure-play healthcare technology company, we are aligned from a cultural, technology and leadership team perspective .”
Recovery revenues in the third quarter were $41 thousand, a decrease of 99.3% from revenues of $5.5 million in the prior year period due to the cessation of non-healthcare recovery activity which largely occurred by the end of 2021. Revenues from our Customer Care / Outsourced Services in the third quarter were $3.6 million, up $0.5 million compared to the prior year period.
Net loss for the third quarter was $1.5 million, or $(0.02) per share on a diluted basis, compared to a net loss of $1.7 million, or $(0.03) per share on a diluted basis, in the prior year period. Adjusted net loss for the third quarter was $1.7 million, or $(0.02) per share on a diluted basis, compared to adjusted net income of $0.1 million, or $0.00 per diluted share, in the prior year period. Adjusted EBITDA for the third quarter was $(0.3) million as compared to $2.7 million in the prior year period.
As of September 30, 2022, the Company had cash, cash equivalents, and restricted cash of approximately $25.7 million.
“Our third quarter results were largely inline with our expectations and our long-term plan and strategy remains intact. Our healthcare offerings demonstrated continued year-over-year growth, which we expect will continue into 2023 based on our robust sales and implementation pipelines,” stated Rohit Ramchandani, Senior Vice President of Finance and Strategy at Performant. “Our cash position remains strong and we are pleased to reiterate our healthcare revenue guidance of $92-$96 million for 2022. Following the recent re-affirmation of the contract award for RAC Region 2 from CMS, we expect to start spending on the implementation work in the current month. This RAC related spend in tandem with additional costs incurred during the protest process, as well as increases in operating expenses related to our transformation from legacy markets served to today, leads us to a revised EBITDA range for the year of negative $1MM to a positive $1MM.”

Note Regarding Use of Non-GAAP Financial Measures
In this press release, to supplement our consolidated financial statements, the Company presents adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per diluted share. These measures are not in accordance with accounting principles generally accepted in the United States of America (US GAAP) and accordingly reconciliations of adjusted EBITDA and adjusted net income (loss) to net income (loss) determined in accordance with US GAAP are included in the “Reconciliation of Non-GAAP Results” table at the end of this press release. We have included adjusted EBITDA and adjusted net income (loss) in this press release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends and to prepare and approve our annual budget. Accordingly, we believe that adjusted EBITDA and adjusted net income (loss) provide useful information to investors and analysts in understanding and evaluating our operating results in the same manner as our management and board of directors. Our use of adjusted EBITDA and adjusted net income (loss) has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under US GAAP. In particular, many of the adjustments to our US GAAP financial measures reflect the exclusion of items, specifically interest, tax and depreciation and amortization expenses, equity-based compensation expense and certain other non-operating expenses, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be calculated differently from similarly titled non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.
Earnings Conference Call
The Company will hold a conference call to discuss its third quarter 2022 results today at 5:00 p.m. Eastern. A live webcast of the call may be accessed on the Investor Relations section of the Company’s website at investors.performantcorp.com. The conference call is also available by dialing 800-954-0628 (domestic) or 212-231-2928 (international).
A replay of the call will be available on the Company's website or by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 22021062. The telephonic replay will be available approximately three hours after the call, through November 15, 2022.
About Performant Healthcare Solutions
Performant Healthcare Solutions is a leading provider of technology-enabled audit, recovery, and analytics services in the United States with a focus in the healthcare payment integrity industry. Performant works with healthcare payers through claims auditing and eligibility-based (also known as coordination-of-benefits) services to identify improper payments. The Company engages clients in both government and commercial markets. The Company also has a call center which serves clients with complex consumer engagement needs. Clients of the Company typically operate in complex and highly regulated environments and contract for their payment integrity needs in order to reduce losses on improper healthcare payments.

Powered by a proprietary analytic platform and workflow technology, Performant also provides professional services related to the recovery effort, including reporting capabilities, support services, customer care and stakeholder training programs meant to mitigate future instances of improper payments. Founded in 1976, Performant is headquartered in Livermore, California.

To learn more, please visit https://www.performanthealth.com

Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's outlook for revenues, net income (loss), and adjusted EBITDA in 2022 and beyond. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, that the Company faces a long period to implement a new contract which may result in the incurring of expenses before the receipt of revenues from new client relationships, that the high level of revenue concentration among the Company's largest customers and any termination of or deterioration in the Company’s relationship with any of its significant clients would result in a material decline in revenues, that many of the Company's customer contracts are subject to periodic renewal, are not exclusive, do not provide for committed business volumes and may be changed or terminated unilaterally and on short notice, that the U.S. federal government accounts for a significant portion of the Company's revenues, that downturns in domestic or global economic conditions and other macroeconomic factors could harm the Company’s business and results of operations, that the Company may not have sufficient cash flows from operations to fund ongoing operations and other liquidity needs, that the Company may not be able to manage its potential growth effectively, that the Company faces significant competition in all of its markets, the material adverse impact of the COVID-19 pandemic on the Company's business, results of operations and financial condition as well as on the business operations and financial performance of many of its customers, that limitations on the scope of the Company's audit activity under its claims audit contracts may reduce revenue opportunities, that the Company’s indebtedness could adversely affect its business and financial condition and could reduce the funds available for other purposes and the failure to comply with covenants contained in its credit agreement could result in an event of default that could adversely affect its results of operations, that future legislative and regulatory changes may have significant effects on the Company's business, that failure of the Company's or third parties' operating systems and technology infrastructure could disrupt the operation of the Company's business and the threat of breach of the Company's security measures or failure or unauthorized access to confidential data that the Company possesses. More information on potential factors that could affect the Company's financial condition and operating results is included from time to time in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's annual report on Form 10-K for the year ended December 31, 2021 and subsequently filed reports on Forms 10-Q and 8-K. The forward-looking statements are made as of the date of this press release and the Company does not undertake to update any forward-looking statements to conform these statements to actual results or revised expectations.
Contact Information
Richard Zubek
Investor Relations
925-960-4988
investors@performantcorp.com

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except per share amounts)

	September 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$25,591	$17,347
Restricted cash	81	2,203
Trade accounts receivable, net of allowance for doubtful accounts of $0 and $0, respectively	15,850	20,808
Contract assets	9,735	8,113
Prepaid expenses and other current assets	2,395	3,077
Income tax receivable	3,211	3,159
Total current assets	56,863	54,707
Property, equipment, and leasehold improvements, net	10,681	15,708
Goodwill	47,372	47,372
Right-of-use assets	2,394	3,235
Other assets	970	963
Total assets	$118,280	$121,985
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of notes payable, net of unamortized debt issuance costs of $16 and $11, respectively	$859	$489
Accrued salaries and benefits	6,532	8,476
Accounts payable	785	1,124
Other current liabilities	2,304	3,732
Contract liabilities	531	634
Estimated liability for appeals and disputes	1,148	1,190
Lease liabilities	1,303	1,862
Total current liabilities	13,462	17,507
Notes payable, net of current portion and unamortized debt issuance costs of $341 and $416, respectively	18,409	19,084
Lease liabilities	1,365	1,803
Other liabilities	1,148	1,168
Total liabilities	34,384	39,562
Commitments and contingencies (note 3 and note 4)
Stockholders’ equity:
Common stock, $0.0001 par value. Authorized, 500,000 shares at September 30, 2022 and December 31, 2021 respectively; issued and outstanding 74,212 and 69,281 shares at September 30, 2022 and December 31, 2021, respectively	7	7
Additional paid-in capital	141,437	133,662
Accumulated deficit	(57,548)	(51,246)
Total stockholders’ equity	83,896	82,423
Total liabilities and stockholders’ equity	$118,280	$121,985

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues	$27,178	$28,582	$79,942	$92,814
Operating expenses:
Salaries and benefits	21,759	19,686	63,101	67,071
Other operating expenses	7,733	8,781	23,945	29,896
Impairment of goodwill	—	—	—	—
Total operating expenses	29,492	28,467	87,046	96,967
Income (loss) from operations	(2,314)	115	(7,104)	(4,153)
Gain on sale of certain recovery contracts	—	579	382	2,428
Gain on sale of land and buildings	1,120	—	1,120	—
Interest expense	(277)	(2,394)	(648)	(5,866)
Loss before provision for income taxes	(1,471)	(1,700)	(6,250)	(7,591)
Provision for (benefit from) income taxes	(11)	(9)	52	61
Net loss	$(1,460)	$(1,691)	$(6,302)	$(7,652)
Net loss per share
Basic	$(0.02)	$(0.03)	$(0.09)	$(0.13)
Diluted	$(0.02)	$(0.03)	$(0.09)	$(0.13)
Weighted average shares
Basic	74,021	62,127	72,480	57,512
Diluted	74,021	62,127	72,480	57,512

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(6,302)	$(7,652)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Loss on disposal of assets and impairment of long-lived assets	40	718
Depreciation and amortization	3,355	3,883
Right-of-use assets amortization	841	1,413
Stock-based compensation	2,212	1,963
Interest expense from debt issuance costs	71	2,453
Gain on sale of certain recovery contracts	(382)	(2,428)
Gain on sale of land and buildings	(1,120)	—
Changes in operating assets and liabilities:
Trade accounts receivable	4,958	4,270
Contract assets	(1,622)	(484)
Prepaid expenses and other current assets	682	1,245
Income tax receivable	(52)	1,305
Other assets	(7)	120
Accrued salaries and benefits	(1,944)	(3,739)
Accounts payable	(339)	422
Contract liabilities and other current liabilities	(1,515)	(1,363)
Estimated liability for appeals, disputes, and refunds	(42)	1,240
Lease liabilities	(997)	(1,635)
Other liabilities	(19)	(445)
Net cash (used in) provided by operating activities	(2,182)	1,286
Cash flows from investing activities:
Purchase of property, equipment, and leasehold improvements	(2,198)	(2,695)
Proceeds from sale of certain recovery contracts	382	3,171
Proceeds from sales of property, equipment, and leasehold improvements	4,934	—
Net cash provided by investing activities	3,118	476
Cash flows from financing activities:
Repayment of notes payable	(375)	(8,438)
Debt issuance costs paid	(2)	(150)
Taxes paid related to net share settlement of stock awards	—	(633)
Proceeds from exercise of warrants	5,563	41
Proceeds from public offering, net of costs	—	42,648
Net cash provided by financing activities	5,186	33,468
Net increase in cash, cash equivalents and restricted cash	6,122	35,230
Cash, cash equivalents and restricted cash at beginning of period	19,550	18,296
Cash, cash equivalents and restricted cash at end of period	$25,672	$53,526
Reconciliation of the Consolidated Statements of Cash Flows to the Consolidated Balance Sheets:
Cash and cash equivalents	$25,591	$51,323
Restricted cash	81	2,203
Total cash, cash equivalents and restricted cash at end of period	$25,672	$53,526

Non-cash financing activities:
Recognition of earnout shares issued	$—	$801
Recognition of warrants associated with notes payable	$—	$5,237
Supplemental disclosures of cash flow information:
Cash paid (received) for income taxes	$267	$(683)
Cash paid for interest	$449	$3,413

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Adjusted EBITDA:
Net income (loss)	$(1,460)	$(1,691)	$(6,302)	$(7,652)
Provision for (benefit from) income taxes	(11)	(9)	52	61
Interest expense (1)	277	2,394	648	5,866
Stock-based compensation	931	540	2,212	1,963
Depreciation and amortization	1,095	843	3,355	3,883
Impairment of long-lived assets	—	—	—	636
Severance expenses (4)	10	380	189	1,876
Non-core operating expenses (5)	3	$775	9	2,683
Gain on sale of certain recovery contracts (6)	—	(579)	(382)	(2,428)
Gain on sale of land and buildings (7)	$(1,120)	$—	$(1,120)	$—
Adjusted EBITDA	$(275)	$2,653	$(1,339)	$6,888

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Adjusted Net Income (Loss):
Net income (loss)	$(1,460)	$(1,691)	$(6,302)	$(7,652)
Stock-based compensation	931	540	2,212	1,963
Amortization of intangible assets (2)	—	72	—	689
Amortization of debt issuance costs (3)	23	1,320	71	2,453
Impairment of long-lived assets	—	—	—	636
Severance expenses (4)	10	380	189	1,876
Non-core operating expenses (5)	3	—	9	2,683
Gain on sale of certain recovery contracts (6)	—	(579)	(382)	(2,428)
Gain on sale of land and buildings (7)	(1,120)	—	(1,120)	—
Tax adjustments (8)	(42)	(690)	(269)	(2,165)
Adjusted net income (loss)	$(1,655)	$127	$(5,592)	$(1,945)

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Adjusted Net Income (Loss) Per Diluted Share:
Net income (loss)	$(1,460)	$(1,691)	$(6,302)	$(7,652)
Plus: Adjustment items per reconciliation of adjusted net income (loss)	(195)	1,818	710	5,707
Adjusted net income (loss)	$(1,655)	$127	$(5,592)	$(1,945)
Adjusted net income (loss) per diluted share	$(0.02)	$—	$(0.08)	$(0.03)
Diluted average shares outstanding (9)	74,021	67,948	72,480	57,512
We are providing the following preliminary estimates of our financial results as follows:

	Nine months ended	Three months ended	Year Ended
	September 30, 2022	December 31, 2022	December 31, 2021	December 31, 2022
	Actual	Estimate	Actual	Estimate
Adjusted EBITDA:
Net income (loss)	$(6,302)	$ (1,144) to (1,755)	$(10,288)	$ (7,446) to (8,057)
Provision for (benefit from) income taxes	$52	(302) to 198	62	(250) to 250
Interest expense (1)	$648	102 to 602	11,313	750 to 1,250
Stock-based compensation	$2,212	538 to 1,038	2,640	2,750 to 3,250
Depreciation and amortization	$3,355	1,145 to 2,145	5,188	4,500 to 5,500
Impairment of long-lived assets	$—	—	636	—
Severance expenses (4)	$189	0 to 111	2,160	189 to 300
Non-core operating expenses (5)	$9	—	2,588	9
Gain on sale of certain recovery contracts (6)	$(382)	—	(2,403)	(382)
Gain on sale of land and buildings (7)	$(1,120)	—	—	(1,120)
Adjusted EBITDA	$(1,339)	$ 339 to 2,339	$11,896	$ (1,000) to 1,000

(1)Represents interest expense and amortization of debt issuance costs related to our Credit Agreement and Prior Credit Agreement.
(2)Represents amortization of intangibles related to the acquisition of Performant by an affiliate of Parthenon Capital Partners in 2004.
(3)Represents amortization of debt issuance costs related to our Credit Agreement and Prior Credit Agreement.
(4)Represents severance expenses incurred in connection with a reduction in force for our non-healthcare recovery services.
(5)Represents professional fees related to strategic corporate development activities.
(6)Represents gain on the sale of certain non-healthcare recovery contracts.
(7)Represents gain on the sale of land and two office buildings.
(8)Represents tax adjustments assuming a marginal tax rate of 27.5% at full profitability.
(9)While net loss for the three months ended September 30, 2021 is ($1,691), the computation of adjusted net income (loss) results in adjusted net income of $127. Therefore, the calculation of the adjusted earnings per diluted share for the three months ended September 30, 2021 includes dilutive common share equivalents of 5,821 added to the basic weighted average shares of 62,127.

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)
We are providing the following historical breakdown of the quarterly and annual revenue contributions under the new contribution breakdowns of our healthcare revenue results for the three and nine months ended September 30, 2022, and for the years ended December 31, 2021 and 2020:

	For the Three Months Ended			For the Nine Months Ended
	March 31, 2022	June 30, 2022	September 30, 2022	September 30, 2022
	(in thousands)
Eligibility-based	$14,214	$12,417	$13,142	$39,773
Claims-based	9,150	9,339	10,377	28,866
Healthcare Total	23,364	21,756	23,519	68,639
Recovery	118	7	41	166
Customer Care / Outsourced Services	3,601	3,918	3,618	11,137
Total	$27,083	$25,681	$27,178	$79,942

	For the Three Months Ended				For the Year Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021

Eligibility-based	$7,911	$11,577	$12,727	$16,061	$48,276
Claims-based	5,375	7,025	7,280	9,498	29,178
Healthcare Total	13,286	18,602	20,007	25,559	77,454
Recovery	14,491	11,091	5,490	2,333	33,405
Customer Care / Outsourced Services	3,613	3,149	3,085	3,687	13,534
Total	$31,390	$32,842	$28,582	$31,579	$124,393

	For the Three Months Ended				For the Year Ended
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	December 31, 2020

Eligibility-based	$10,949	$11,292	$13,480	14,126	$49,847
Claims-based	6,575	3,301	4,086	4,739	18,701
Healthcare Total	17,524	14,593	17,566	18,865	68,548
Recovery	24,265	16,167	15,443	17,521	73,396
Customer Care / Outsourced Services	4,099	3,025	3,219	3,650	13,993
Total	$45,888	$33,785	$36,228	$40,036	$155,937